SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Adverum Biotechnologies, Inc.

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On March 17, 2021, Laurent Fischer, Chief Executive Officer of Adverum, sent the following email to the Adverum employees:

DATE:	March 17, 2021
TO:	All Adverum Employees
FROM:	Dr. Laurent Fischer, CEO
SUBJECT LINE:	Corporate Business Update

Dear Adverians,

This afternoon, we issued a press release announcing that our Board is expected to nominate three of our independent directors for reelection at our upcoming Annual Meeting of Stockholders - Dawn Svoronos, Dr. Reed Tuckson, and Tom Woiwode. Following the 2021 Annual Meeting, we will have a continuing Board of nine world-class and diverse directors who bring extensive biotechnology expertise across R&D, clinical development and regulatory affairs, commercialization, as well as deep leadership, operational and financial acumen.

We also shared that one of our investors, Sonic Fund, has stated its intent to nominate its own director candidates to stand for election to our Board in an attempt to control the Board. It is increasingly common for stockholders to engage publicly with leadership teams and boards, and you may remember that we previously collaborated with Sonic in 2019 on the appointment of two new directors. Our Board has continued to maintain an active dialogue with Sonic, including reiterating our openness to evaluating suggestions from all stockholders to drive long-term value creation.

Our Board and leadership team are committed to serving the best interests of our company, our patients, and our stakeholders. We are making significant and fast progress towards disrupting the anti-VEGF market and are focused on delivering ADVM-022 to patients as quickly as possible. Thank you for your dedication to our company and our global mission—to establish ADVM-022 as a one-time treatment option that preserves patient sight for life.

Regards,

/s/ Laurent Fischer, M.D.

Laurent Fischer, M.D.

Chief Executive Officer

Important Information

Adverum Biotechnologies, Inc. (the “Company”) intends to file a proxy statement and associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Details concerning the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, when it becomes available, free of charge by visiting the SEC’s website, www.sec.gov. Investors and stockholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents at https://investors.adverum.com/financial-statements-and-sec-filings/sec-filings.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, and the Company’s definitive proxy statement for the 2020 Annual Meeting of Stockholders, filed with the SEC on April 28, 2020. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in (or are not set forth in) the proxy statement for the 2020 Annual Meeting of Stockholders, such changes (or initial ownership information and subsequent changes) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.